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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report (Date of earliest event reported):           December 15, 1996



                                  SAFEWAY INC.
                                  ------------
             (Exact name of registrant as specified in its charter)

 Delaware                    1-000041                    94-3019135
--------------           --------------                --------------
(State of            (Commission File Number)           (IRS Employer
Incorporation)                                        Identification No.)


            5918 Stoneridge Mall Road, Pleasanton, California 94588
            -------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (510) 467-3000
                    ---------------------------------------
              (Registrant's telephone number, including area code)

                Fourth & Jackson St., Oakland, California 94660
                -----------------------------------------------
         (former name or former address, if changed since last report)




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Item 5.   Other Events.

                 On December 15, 1996, Safeway Inc., a Delaware company (the "Company" or "Safeway"), entered into an Agreement and Plan of Merger, dated as of December 15, 1996 (the "Merger Agreement"), by and among the Company, SSCI Merger Sub, Inc., a Michigan corporation and an indirect wholly owned subsidiary of the Company ("Merger Sub"), and The Vons Companies, Inc., a Michigan corporation ("Vons"), pursuant to which Merger Sub will merge with and into Vons (the "Merger"), with Vons surviving the Merger as an indirect wholly owned subsidiary of the Company.

                 Upon the consummation of the transactions contemplated by the Merger Agreement, each outstanding share of common stock, par value $0.10 per share, of Vons (the "Vons Common Stock") (excluding any Vons Common Stock held directly or indirectly by the Company which will be cancelled) will be converted into the right to receive 1.425 shares of common stock, par value $0.01 per share, of Safeway (the "Company Common Stock"). In addition, each outstanding option to purchase Vons Common Stock under the Vons employee stock option plans will be assumed by the Company. Consummation of the merger remains subject to certain conditions, including (a) the approval of the Merger, the Merger Agreement and the transactions contemplated thereby at the meeting of the stockholders of Vons held for such purpose (the "Vons Stockholders Meeting") by a majority of the outstanding shares of Vons not owned by Safeway or its affiliates and (b) satisfaction of regulatory requirements (including, but not limited to, compliance with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended). It is also a condition to Vons' obligation to consummate the Merger that the Purchase Agreement (as defined below) be in full force and effect in accordance with its terms and that no circumstance exists that would prevent the Repurchase (as defined below) from being consummated immediately following
the effectiveness of the Merger.    Safeway currently owns approximately 34.4%
of the outstanding Vons Common Stock. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

                 On December 15, 1996, and in connection with the execution and delivery of the Merger Agreement, Safeway entered into a Stock Repurchase Agreement (the "Purchase Agreement") with its principal stockholder, SSI Associates, L.P. ("SSI Associates"), a partnership affiliated with Kohlberg Kravis Roberts & Co. ("KKR"). Pursuant to the terms of the Purchase Agreement, immediately following the consummation of the Merger, Safeway will purchase (the "Repurchase") an aggregate of 15,000,000 shares of Company Common Stock (or warrants to purchase Company Common Stock) from SSI Associates or other partnerships affiliated with KKR at a price per share equal to the greater of
(i) $38.375 (the closing sales price of Company Common Stock on December 13,
1996) and (ii) the volume-weighted average sales price of Company Common Stock for the ten consecutive trading day period beginning on the twentieth trading day prior to the date first publicly announced by Vons as the date of the Vons Stockholders Meeting. A copy of the Purchase Agreement is filed herewith as
Exhibit 2.2 and incorporated by reference herein. The description of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.





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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)     The following exhibits are filed as part of this Report:

                 2.1 Agreement and Plan of Merger, dated as of December 15, 1996, by and among Safeway Inc., SSCI Merger Sub, Inc. and The Vons Companies, Inc. (without exhibits).

                 2.2 Stock Repurchase Agreement, dated as of December 15, 1996, by and between Safeway Inc. and SSI Associates, L.P.


                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 17, 1996



                                  SAFEWAY INC.



                                   By: /s/ Michael C. Ross
                                      -----------------------------------------
                                           Name:    Michael C. Ross
                                           Title:   Senior Vice President -
                                                    General Counsel





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                                 EXHIBIT INDEX

Exhibits.

         2.1 Agreement and Plan of Merger, dated as of December 15, 1996, by and among Safeway Inc., SSCI Merger Sub, Inc. and The Vons Companies, Inc. (without exhibits).

         2.2 Stock Repurchase Agreement, dated as of December 15, 1996, by and between Safeway Inc. and SSI Associates, L.P.










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